Exhibit 99.1

Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@dasanzhone.com

DASAN Zhone Solutions Reports Third Quarter 2017 Financial Results

Oakland, CA - November 1, 2017 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today reported its financial results for the quarter ended September 30, 2017. Revenue for the third quarter of 2017 was $66.4 million, compared to $59.9 million for the second quarter of 2017 and $31.2 million for the third quarter of 2016. The results for the third quarter of 2016 included the combined results of Dasan Network Solutions, Inc. and legacy Zhone Technologies, Inc. from and after September 9, 2016, following the completion of the merger. The Company’s financial results prior to September 9, 2016 do not include the operations of legacy Zhone Technologies, Inc. "With the successful integration of our businesses, we are seeing improved financial performance sooner than expected which has been led by stronger than expected revenue growth," stated Yung Kim, President, CEO and Acting CFO of DASAN Zhone Solutions.

Net income attributable to DASAN Zhone Solutions, Inc. for the third quarter of 2017, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.4 million or $0.09 per share compared with a net loss of $0.8 million or $0.05 per share for the second quarter of 2017 and a net loss of $4.7 million or $0.42 per share for the third quarter of 2016. Adjusted earnings before stock-based compensation, interest income (expense), net, income tax provision (benefit), depreciation and amortization, and merger transaction costs (“adjusted EBITDA”) was $2.7 million for the third quarter of 2017, compared to $0.9 million for the second quarter of 2017 and ($0.9) million for the third quarter of 2016.

Cash and cash equivalents at September 30, 2017 were $10.1 million compared to $17.9 million at December 31, 2016.

DASAN Zhone Solutions will conduct a conference call and audio webcast today, November 1, 2017, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2017 results. This call is open to the public by dialing +1 (888) 306-9369 for U.S. callers and +1 (503) 406-4059 for international callers, and then providing passcode 96204168. The audio webcast will be simultaneously available on the Investor Relations section of DASAN Zhone Solution's website at http://www.dasanzhone.com/about/investor-relations/investor-events/.

A replay of the conference call will be available after the original call by dialing +1 (855) 859-2056 for U.S. callers and +1 (404) 537-3406 for international callers, and then providing passcode 96204168. An audio webcast replay will also be available online at http://www.dasanzhone.com/about/investor-relations/investor-events/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement DASAN Zhone's consolidated financial statements presented in accordance with GAAP, DASAN Zhone uses adjusted EBITDA, a non-GAAP measure DASAN Zhone believes is appropriate to enhance an overall understanding of DASAN Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income (loss) and adjusted EBITDA is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below.

About DASAN Zhone Solutions
DASAN Zhone Solutions, Inc. is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end voice, data, entertainment, social media, business, mobile backhaul and mobility service. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone Solutions is headquartered in Oakland, California.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and al DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the merger of Dasan Networks, Inc. and legacy Zhone Technologies, Inc. and any integration risks relating to the merger, the ability to generate sufficient revenue to achieve or sustain profitability, the ability to raise additional capital to fund existing and future operations or to refinance or repay the Company’s existing indebtedness, defects or other performance problems in the Company’s products, any economic slowdown in the telecommunications industry that restricts the ability of the Company’s customers to purchase its products, commercial acceptance of the Company’s products, intense competition in the communications equipment market, higher than anticipated expenses that the Company may incur, any failure to comply with the periodic filing and other requirements of The Nasdaq Stock Market for continued listing, material weaknesses or other deficiencies in the Company internal control over financial reporting, and the initiation of any civil litigation, regulatory proceedings, government enforcement actions or other adverse effects relating to the Audit Committee investigation or errors in the consolidated financial statements of legacy Zhone Technologies, Inc. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's filings on Forms 10-K, 10-Q and 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016 (2)	September 30, 2017	September 30, 2016 (2)
Net revenue:
Net revenue	$60,513	$49,080	$24,772	$150,834	$68,424
Net revenue - related parties	5,925	10,861	6,468	27,657	22,408
Total net revenue	66,438	59,941	31,240	178,491	90,832
Cost of revenue:
Products and services	38,643	32,025	16,483	96,127	48,750
Products and services - related parties	5,569	8,574	5,406	22,851	19,118
Amortization of intangible assets	153	153	51	459	51
Total cost of revenue	44,365	40,752	21,940	119,437	67,919
Gross profit	22,073	19,189	9,300	59,054	22,913
Operating expenses:
Research and product development (1)	8,804	8,995	5,885	27,028	15,583
Selling, general and administrative (1)	11,454	10,453	8,278	32,506	16,691
Amortization of intangible assets	154	544	251	1,191	259
Total operating expenses	20,412	19,992	14,414	60,725	32,533
Operating income (loss)	1,661	(803)	(5,114)	(1,671)	(9,620)
Interest income	36	20	31	82	137
Interest expense	(263)	(256)	(204)	(793)	(600)
Other expense, net	60	264	(112)	43	(41)
Income (loss) before income taxes	1,494	(775)	(5,399)	(2,339)	(10,124)
Income tax provision (benefit)	107	99	(610)	646	(1,041)
Net income (loss)	1,387	(874)	(4,789)	(2,985)	(9,083)
Net income (loss) attributable to non-controlling interest	(12)	(65)	(56)	172	(17)
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$1,399	$(809)	$(4,733)	$(3,157)	$(9,066)

Foreign currency translation adjustments	(284)	(824)	2,291	1,782	2,690
Comprehensive income (loss)	1,103	(1,698)	(2,498)	(1,203)	(6,393)
Comprehensive income (loss) attributable to non-controlling interest	(14)	(64)	(54)	191	48
Comprehensive income (loss) attributable to DASAN Zhone Solutions, Inc.	$1,117	$(1,634)	$(2,444)	$(1,394)	$(6,441)

Earnings (losses) per share attributable to DASAN Zhone Solutions, Inc.:
Basic and diluted	$0.09	$(0.05)	$(0.42)	$(0.19)	$(0.90)
Weighted average shares outstanding:
Basic and diluted	16,382	16,380	11,139	16,380	10,046
___________________________________________________
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$12	$16	$3	$42	$3
Selling, general and administrative	183	204	125	628	125
	$195	$220	$128	$670	$128
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$1,387	$(874)	$(4,789)	$(2,985)	$(9,083)
Stock-based compensation	195	220	128	670	128
Interest income (expense), net	227	236	173	711	463
Income tax provision (benefit)	107	99	(610)	646	(1,041)
Depreciation and amortization	752	1,172	628	3,105	1,165
Merger transaction costs	—	—	3,536	—	3,536
Adjusted EBITDA	$2,668	$853	$(934)	$2,147	$(4,832)

(2) The results for the third quarter of 2016 included the combined results of Dasan Network Solutions, Inc. and legacy Zhone Technologies, Inc. from and after September 9, 2016, following the completion of the merger. The Company’s financial results prior to September 9, 2016 do not include the operations of legacy Zhone Technologies, Inc.

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$10,145	$17,893
Restricted cash	13,058	6,650
Short-term investments	—	993
Accounts receivable, net:
Trade receivables	43,478	38,324
Related parties	12,941	13,311
Other receivables:
Others	13,851	12,068
Related parties	22	171
Inventories	31,966	31,032
Prepaid expenses and other current assets	3,198	4,131
Total current assets	128,659	124,573
Property and equipment, net	5,812	6,288
Goodwill	3,977	3,977
Intangible assets, net	7,174	8,767
Other assets	1,536	1,842
Total assets	$147,158	$145,447
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable:
Others	$35,224	$30,681
Related parties	106	430
Short-term debt:
Others	18,382	17,599
Related parties	3,544	—
Other payables:
Others	1,691	2,040
Related parties	210	6,940
Deferred revenue	2,073	1,901
Accrued and other liabilities	10,108	8,163
Total current liabilities	71,338	67,754
Long-term debt	5,000	6,800
Deferred revenue	1,875	1,674
Other long-term liabilities	2,581	2,351
Total liabilities	80,794	78,579
Stockholders’ equity and non-controlling interest:
Common stock	16	16
Additional paid-in capital	89,873	89,174
Other comprehensive income (loss)	(1,052)	(2,815)
Accumulated deficit	(23,080)	(19,923)
Total stockholders’ equity	65,757	66,452
Non-controlling interest	607	416
Total stockholders’ equity and non-controlling interest	66,364	66,868
Total liabilities, stockholders’ equity and non-controlling interest	$147,158	$145,447